UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

 November 12, 2008

Date of Report (Date of earliest event reported):

Commission File Number: 000-28915

-----------------------------------

STEREO VISION ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada                                                                                                      95-4786792

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

15452 Cabrieto Road, Suite 204, Van Nuys, California 91406

(Address of principal executive offices)

(310) 205-7998

(Issuer's telephone number, including area code)

Item 5.02    Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 10, 2008, Mike Hippert resigned from his position as a director of Stereo Vision Entertainment, Inc. (the "Company").  Additionally, on November 12, 2008, Jack Bodziak resigned from his position as a director of the Company.  Both Mr. Bodziak and Mr. Hippert resigned in order to focus more time on personal business ventures.  There were no disputes with the Company which resulted in these decisions to resign.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREO VISION ENTERTAINMENT, INC.

/s/ John Honour

John Honour,

Interim Chief Executive Officer

Date: November 12, 2008